March 27, 1997


TO:  Participants in the ReliaStar Success Sharing Plan and ESOP

The Annual Meeting of Shareholders of ReliaStar Financial Corp. ("ReliaStar") will be held in the auditorium of 20 Washington Avenue, South, Minneapolis, Minnesota, on Thursday, May 8, 1997 at 10:00 a.m. ReliaStar shareholders of record as of March 10, 1996 may vote the Shares they held of record on that date.

Although you are not a shareholder of record under the ReliaStar Success Sharing Plan and ESOP ("ESOP") and as such are not entitled to vote at the meeting, you do have an interest in the ReliaStar Common Stock ("Shares") held by the Plan. For this reason, you may instruct Wilmington Trust Company, the Trustee for the Plan, how to vote the Shares allocated to your accounts as of the record date.

Enclosed are several documents that are important for both the Annual Meeting and proxy voting.

1. The Notice of Annual Meeting and Proxy Statement explains the proposals to be voted upon at the Annual Meeting.

2. The enclosed Voting Instruction Card is to be used to record your voting instructions for the Shares allocated to your accounts.

3. An annual report is enclosed for former employees who are participating in the ReliaStar Success Sharing Plan and ESOP. (Please note that an annual report has been sent to all active employees of ReliaStar under separate cover.)

The number of Shares allocated to your accounts on the record date is shown on the Voting Instruction Card. The Shares get one vote each.

TO VOTE ALL OF YOUR SHARES, SIMPLY COMPLETE AND RETURN THE VOTING INSTRUCTION CARD, USING THE ENCLOSED ENVELOPE, TO NORWEST BANK ON BEHALF OF WILMINGTON TRUST COMPANY. YOUR CARD MUST BE RECEIVED BEFORE MAY 1, 1997.

The Trustee will vote those Shares for which no voting instructions are received as well as the Shares that are held in trust for allocation to participants' accounts in future years in the same proportion as Shares for which voting instructions are received.

If you have any questions about any of this material, please call me at (612) 372-5771.




Lance Johnson
Director, Employee Benefits

Encl.

                 RELIASTAR COMMON STOCK VOTING INSTRUCTION FORM

                     RELIASTAR SUCCESS SHARING PLAN AND ESOP
                        MUST BE RECEIVED BY NORWEST BANK
                            NO LATER THAN MAY 1, 1997

I hereby instruct Wilmington Trust Company, the Trustee of the ReliaStar Success Sharing Plan and ESOP ("Plan"), to vote my interest in the shares of ReliaStar Common Stock held in the Plan by the Trustee at the close of business on March 10, 1997, at the Annual Meeting of ReliaStar Financial Corp., to be held on May 8, 1997, and at any adjournment thereof, in the manner directed below with respect to the matters described in the accompanying Notice of Annual Meeting and Proxy Statement for said meeting:


THIS PROXY SHALL BE VOTED AS FOLLOWS:
-------------------------------------------------------------------------------------------------------------------------------
1.   ELECTION OF DIRECTORS
     [ ] FOR ALL NOMINEES LISTED BELOW               [ ]WITHHOLD AUTHORITY
         except as marked to the contrary below)      to vote for all nominees

           DAVID C. COX, LUELLA GROSS GOLDBERG, RANDY C. JAMES, DAVID A. KOCH AND JAMES J. RENIER
    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW)

-------------------------------------------------------------------------------------------------------------------------------
2.   PROPOSAL TO RATIFY AND APPROVE THE RELIASTAR 1993 STOCK INCENTIVE PLAN AS AMENDED
                           [ ] FOR                   [ ] AGAINST                 [ ] ABSTAIN

3.   PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATION'S CAPITAL STOCK FROM NO PAR VALUE TO $.01 PAR
    VALUE PER SHARE
                           [ ] FOR                   [ ] AGAINST                 [ ] ABSTAIN

                                                        (OVER)


                                              (CONTINUED FROM OTHER SIDE)

4.   PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
                           [ ] FOR                   [ ] AGAINST                 [ ] ABSTAIN


I understand that this instruction form must be received by the Trustee by May 1, 1997. I also acknowledge receipt of the proxy materials for the 1997 Annual Meeting.

If no instruction is indicated above, the Trustee is instructed to vote my interest in the ReliaStar Common Stock held by the Trust on the proposals shown proportionately in accordance with instructions received from other Plan Participants with respect to shares of ReliaStar Common Stock ("ReliaStar
Shares"). I understand that ReliaStar Shares for which the Trustee does not receive voting instructions, including unallocated ESOP Common shares, will be voted by the Trustee in the same proportion as all ReliaStar Shares for which the Trustee receives voting instructions. If no instructions are received from any Participants, the Trustee will vote "FOR" the above proposals. On any other matters that may properly come before the meeting, the Trustee shall vote in accordance with its best judgment.

                                Dated _____________________________________ 1997


                                 _______________________________________________
                                           Signature of Participant

                                   (Please date and sign exactly as shown.)